Exhibit 99.2
Resignation of Ernest Cleave
                    July 31, 2008
John Pritchard
Gold Run Inc.
330 Bay Street, Suite 820
Toronto, ON
M5H 2S8
Dear John:
     This is my formal notification that I am resigning from Gold Run Inc. as CFO. July 31, 2008 will be my last day of employment.
     I appreciate the opportunities I have been given here, and wish you much success in the future.

Sincerely,
/s/ Ernest Cleave

Ernest Cleave

cc: Ian Mitchell — Weir Foulds LLP